UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2017
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry Into a Material Definitive Agreement.
On June 8, 2017, SUPERVALU INC. (the “Company”) entered into a Fourth Amendment Agreement (the “Amendment Agreement”) relating to the Second Amended and Restated Term Loan Credit Agreement dated January 31, 2014 (the “Term Loan Agreement”) as amended by the Third Amendment and Consent Agreement dated May 20, 2016 (the “Third Amendment”; the Term Loan Agreement, as amended by the Third Amendment, is referred to herein as the “Prior Term Loan Agreement”), by and among the Company, as Borrower, the subsidiaries of the Company named as loan parties therein, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent (the “Administrative Agent”), and the lenders party thereto (collectively, the “Term Loan Lenders”), pursuant to which the parties agreed to amend and restate the Prior Term Loan Agreement in the form of the Third Amended and Restated Term Loan Credit Agreement attached to the Amendment Agreement as Exhibit A (the “Third Amended and Restated Term Loan Agreement”).

The Third Amended and Restated Term Loan Agreement provides for (i) an initial term loan facility of $525 million, which was drawn down in full to refinance outstanding loans under the Prior Term Loan Agreement at a lower interest rate and (ii) a delayed draw term loan facility of $315 million which is expected to be drawn down in full for the purpose of consummating the acquisition of Unified Grocers, Inc. first announced by the Company on April 10, 2017. The Company may incur additional term loans under the Third Amended and Restated Term Loan Agreement in an aggregate principal amount of up to $500 million, plus any additional amount which would not cause the Total Secured Leverage Ratio (as defined therein) to exceed 2.50 to 1.00, subject to the satisfaction of certain terms and conditions set forth therein.

Borrowings under the Third Amended and Restated Term Loan Agreement bear interest at the rate of LIBOR plus 3.50% with a floor on LIBOR set at 1.00% instead of the rate under the Prior Term Loan Agreement of LIBOR plus 4.50% with a floor of 1.00%. The Third Amended and Restated Term Loan Agreement will mature on June 8, 2024. However, if the Company has not repaid its 6.75% Notes due 2021 or its 7.75% Notes due 2022 by the date that is 91 days prior to the respective maturity date of such notes as permitted in the Third Amended and Restated Term Loan Agreement, the Third Amended and Restated Term Loan Agreement will mature on the date that is 91 days prior to the maturity date of such notes. The Third Amended and Restated Term Loan Agreement will also mature early upon the occurrence of a Change of Control (as defined in the Third Amended and Restated Term Loan Agreement).

Borrowings under the Third Amended and Restated Term Loan Agreement are guaranteed by the Company’s material subsidiaries (together with the Company, the “Term Loan Parties”). The obligations of the Term Loan Parties under the Third Amended and Restated Term Loan Agreement are secured by a perfected first-priority security interest for the benefit of the Term Loan Lenders in certain of the Term Loan Parties’ fixtures and equipment and substantially all of the Term Loan Parties’ intellectual property, and by a perfected first-priority mortgage lien and security interest for the benefit of the Term Loan Lenders in certain of the Term Loan Parties’ owned or ground leased real estate. In addition, the obligations of the Term Loan Parties under the Third Amended and Restated Term Loan Agreement are secured by second-priority security interests in the collateral securing the Company’s amended and restated $1.0 billion asset-based revolving credit facility (the “ABL Credit Facility”).

The loans under the Third Amended and Restated Term Loan Agreement may be voluntarily prepaid in certain minimum principal amounts, subject to the payment of breakage or similar costs and, in certain circumstances, a prepayment fee. Pursuant to the Third Amended and Restated Term Loan Agreement, the Company must, subject to certain exceptions and certain customary reinvestment rights, apply 100% of Net Cash Proceeds (as defined in the Third Amended and Restated Term Loan Agreement) from certain types of asset sales (excluding proceeds of the collateral security of the ABL Credit Facility and other secured indebtedness) to prepay the loans outstanding under the Third Amended and Restated Term Loan Agreement. Also, beginning with the Company’s fiscal year ended February 27, 2016, the Company must prepay amounts outstanding under the Third Amended and Restated Term Loan Agreement no later than 90 days after the fiscal year end in an aggregate principal amount equal to a percentage (which percentage ranges from 0% to 50% depending on the Company’s Total Secured Leverage Ratio (as defined in the Third Amended and Restated Term Loan Agreement) as of the last day of such fiscal year) of Excess Cash Flow (as defined in the Third Amended and Restated Term Loan Agreement) for the fiscal year then ended minus any voluntary prepayments made during such fiscal year with Internally Generated Cash (as defined in the Third Amended and Restated Term Loan Agreement).

The Third Amended and Restated Term Loan Agreement contains customary representations and warranties. The Third Amended and Restated Term Loan Agreement also contains certain operating covenants, which restrict the ability of the Term Loan Parties to take certain actions without the permission of the Term Loan Lenders or as permitted under the Third Amended and Restated Term Loan Agreement. The covenants in the Third Amended and Restated Term Loan Agreement were modified to give the Company additional strategic and operational flexibility.

The Third Amended and Restated Term Loan Agreement contains customary default provisions. Among other things, an event of default will be deemed to have occurred upon (subject, in some cases, to certain grace periods): (i) the failure to pay any amounts due under the Third Amended and Restated Term Loan Agreement, (ii) the breach of covenants, (iii) representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation of all or a material portion of the Company’s or its Restricted Subsidiaries’ (as defined in the Third Amended and Restated Term Loan Agreement) assets, insolvency or inability to pay debts as they come due, (v) certain judgments and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the Third Amended and Restated Term Loan Agreement), (viii) an uninsured loss to a material portion of the collateral having a value in excess of $50 million and (ix) the termination or attempted termination of any Facility Guaranty (as defined in the Third Amended and Restated Term Loan Agreement). In addition, default by a Term Loan Party under any Material Indebtedness (as defined in the Third Amended and Restated Term Loan Agreement), the termination or ineffectiveness of the provisions of the Intercreditor Agreement (as defined in the Third Amended and Restated Term Loan Agreement) and the maturity of the ABL Credit Facility prior to its original maturity date would each be an event of default under the Third Amended and Restated Term Loan Agreement.

The Term Loan Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2014, and the Third Amendment was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2016. A copy of the Amendment Agreement, including the Third Amended and Restated Term Loan Agreement attached to the Amendment Agreement as Exhibit A, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment Agreement and the Third Amended and Restated Term Loan Agreement is qualified in its entirety by reference to the full text of such agreements.

On June 8, 2017, the Company issued a news release to announce the Third Amended and Restated Term Loan Agreement. A copy of the news release issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the Term Loan Lenders, or their affiliates, were also lenders under the Prior Term Loan Agreement, are lenders under the ABL Credit Facility and may have provided from time to time, and may provide in the future, commercial and investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may in the future receive customary fees and commissions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
10.1*
Fourth Amendment Agreement, dated June 8, 2017, among SUPERVALU INC., as Borrower, the subsidiaries of the Company named as loan parties therein, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and the lenders party thereto

99.1	News Release of SUPERVALU INC., dated June 8, 2017

* Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 8, 2017

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1*
Fourth Amendment Agreement, dated June 8, 2017, among SUPERVALU INC., as Borrower, the subsidiaries of the Company named as loan parties therein, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and the lenders party thereto

99.1	News Release of SUPERVALU INC., dated June 8, 2017

* Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.